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Exhibit 8.1

[Vinson & Elkins L.L.P. Letterhead]

March 2, 2009

MarkWest Energy Partners, L.P.
1515 Arapahoe Street
Tower 2, Suite 700
Denver, Colorado 80202

  RE:
  MARKWEST ENERGY PARTNERS, L.P. POST-EFFECTIVE AMENDMENT TO
  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

        We have acted as counsel for MarkWest Energy Partners, L.P. (the "Partnership"), a Delaware limited partnership, and MarkWest Energy GP, L.L.C. (the "General Partner"), a Delaware limited liability company, with respect to the preparation of a post-effective amendment (the "Amendment") to the Partnership's Registration Statement on Form S-3 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of

          (1)   common units representing limited partner interests in the Partnership (the "Units");

          (2)   debt securities, which may be co-issued by MarkWest Energy Finance Corp. ("MarkWest Energy Finance"), a Delaware corporation, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"); and

          (3)   guarantees (the "Guarantees") of the Debt Securities by certain subsidiaries of the Partnership listed in the Amendment as guarantors (the "Guarantors").

        We have also participated in the preparation of a Prospectus (the "Prospectus") contained in the Amendment to which this opinion is an exhibit. In connection therewith, we prepared the discussion (the "Discussion") set forth under the caption "Material Tax Consequences" in the Prospectus.

        All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Prospectus, qualified by the limitations contained in the Discussion. In addition, we are of the opinion that the Discussion with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact by the Partnership and its General Partner, included in the Discussion, as to which we express no opinion).

        We hereby consent to the filing of this opinion as an exhibit to the Amendment and to the use of our name in the Amendment. This consent does not constitute an admission that we are "experts" within the meaning of such term as used in the Securities Act.

                      Very truly yours,

                      /s/ VINSON & ELKINS L.L.P.

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  Exhibit 8.1